Exhibit 10.2

form of INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of _____________, 2019, is made by and between New Misonix, Inc., a Delaware corporation (the “Company”), and ___________ (“Indemnitee”).

RECITALS

WHEREAS, the Board has determined that the Company should act to assure directors and officers of the Company that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, in order to promote the desirable end that directors and officers of the Company shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities, and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive the maximum protection against such risks and liabilities as may be afforded by applicable law, the Board has determined that clarifying and enhancing the obligations of the Company and enhancing the rights of certain of its agents by agreements, with respect to indemnification and advancement of expenses, is reasonable and prudent to promote and ensure the best interests of the Company and its shareholders; and

WHEREAS, the Company desires to have the Indemnitee be free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duty to the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Agent” means any person who is or was a director, officer, employee or other fiduciary of the Company, a Subsidiary of the Company, or an employee benefit plan of the Company or a Subsidiary of the Company.

(b) “DGCL” means the General Corporation Law of the State of Delaware, as amended.

(c) “Change in Control” means and a Change in Control shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of one or more of the Company, or any of its subsidiaries, as the case may be, acting in such capacity or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than thirty three percent (33%) of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, the DGCL or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law. The term “Expenses” shall also include reasonable compensation for time spent by Indemnitee for which he is not compensated by the Company or any Subsidiary or third party (i) for any period during which Indemnitee is not an Agent, in the employment of, or providing services for compensation to, the Company or any Subsidiary; or (ii) if the rate of compensation and estimated time involved is approved by the Disinterested Directors of the Company.

(f) “Proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or its shareholders or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company or any Subsidiary; or (ii) the fact that Indemnitee took or omitted to take any action or that any action was taken on Indemnitee’s part while acting as Agent of the Company or any Subsidiary, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of Expenses may be provided under this Agreement.

(g) “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, of which more than 50% of the outstanding voting securities or equity interests are owned or controlled, directly or indirectly, by the Company or one or more of its subsidiaries.

(h) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past two years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i) “Voting Securities” means securities of the Company that entitle the holder to vote for the election of directors.

2. Indemnification. Subject to Section 8 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the DGCL permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding, for any and all Expenses, actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding.

3. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such Proceeding.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a Proceeding, but is precluded by applicable law or the specific terms of this Agreement to be indemnified for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

5. Advancement of Expenses. To the extent not prohibited by law, the Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within 15 days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) and upon request of the Company, an undertaking to repay the advancement of Expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall also include any and all Expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement or otherwise and this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this Section shall continue until final disposition of any Proceeding, including any appeal therein. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8(b).

6. Notice and Other Indemnification Procedures.

(a) Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

(b) Request for Indemnification and Indemnification Payments. Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder promptly following receipt by the Indmennitee of written notice thereof, and such notice shall include a request for payment thereof by the Company and any other documentation or information as is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following final disposition of the Proceeding (except for any such documentation or information that is privileged or otherwise protected from disclosure). The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder and any delay in so notifying the Company shall not constitute a waiver by Indemnity of any rights hereunder. Indemnification payments requested by Indemnitee under Section 2 hereof shall be made by the Company no later than 30 days after receipt of the written request of Indemnitee, unless a determination has been made pursuant to Section 6(c) that the Indemnitee is not entitled to indemnification pursuant to such request. Claims for advancement of Expenses shall be made under the provisions of Section 5 herein.

(c) Determination of Entitlement to Indemnification. Upon receipt by the Company of a written request by the Indemnitee for indemnification pursuant to Section 6, the entitlement of the Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement and if required by applicable law, shall be determined by the following person or persons who shall be empowered to make such determination: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board of Directors of the Company or the shareholders, in which case by the persons or persons or in the manner provided for in clause (ii) of this Section 6(c) or (ii) if a Change in Control shall not have occurred, by (A) the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (B) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel selected by a majority of the Disinterested Directors or, if the Disinterested Directors do not make a selection or there are no Disinterested Directors, selected by the Indemnitee, in any case, in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (C) the shareholders of the Company by majority vote of a quorum. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 30 days after receipt by the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

(d) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(c), the Independent Counsel shall be selected as provided in this Section 6(d). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors in the manner prescribed in Subsection 6(b)(ii)(A), or if a quorum of the Directors cannot be obtained for Subsections 6(b)(ii)(A), selected by a majority vote of the Board of Directors (in which non-Disinterested Directors may participate), and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a), the parties cannot resolve any objections to the selected Independent Counsel or mutually agree on another Independent Counsel, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware (the “Delaware Court”) for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court or by such other person as the Delaware Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 6(c). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(c), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(d), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6(e)(iii), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(e) Application for Enforcement. In the event (i) the Company fails to make timely payments as set forth in Sections 5 or 6(b) above, (ii) if Indemnitee disagrees with the determination regarding entitlement of the Indemnitee to indemnification, or (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Company of the request for indemnification, Indemnitee shall have the right to apply to the Delaware Court for the purpose of enforcing Indemnitee’s right to indemnification or advancement of Expenses pursuant to this Agreement. In such an enforcement hearing, the burden of proof shall be on the Company to prove that indemnification or advancement of Expenses to Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Company (including its Board of Directors, shareholders or Independent Counsel) that Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that Indemnitee is not entitled to indemnification or advancement of Expenses hereunder. The Company further agrees to stipulate in any court, in connection with Indemnitee’s enforcement of rights pursuant to this Section 6(d), that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.

(f) Indemnification of Certain Expenses. The Company shall indemnify Indemnitee against all Expenses incurred in connection with any hearing or other adjudication under this Section 6 unless the Company prevails on the merits in all material respects.

7. Assumption of Defense.

(a) In the event the Company shall be requested by Indemnitee to pay the Expenses of any Proceeding, the Company shall be entitled to assume the defense of such Proceeding, or to participate to the extent permissible in such Proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that Indemnitee shall have the right to employ separate counsel in such Proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 45 calendar days of receipt of notice from the Indemnitee in fact have employed counsel reasonably satisfactory to Indemnitee to assume the defense of the Proceeding or otherwise actively pursued the defense of such Proceeding, then in any such event the fees and Expenses of Indemnitee’s counsel to defend such Proceeding shall be subject to the indemnification and advancement of Expenses provisions of this Agreement.

(b) The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee, or otherwise adversely affect the Indemnitee, without the Indemnitee’s prior written consent.

8. Exceptions.

(a) Certain Matters. Notwithstanding any provision contained herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any Proceeding with respect to: (i) any indemnification that would be prohibited by applicable law; (ii) a final, non-appealable judgment that Indemnitee’s conduct was in bad faith, knowingly fraudulent or constituted willful misconduct (but only to the extent of such specific determination); or (iii) on account of conduct that is established by a final, non-appealable judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any improper personal benefit to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying Proceeding or action in connection with which indemnification is sought or a separate adjudication or action to establish rights and liabilities under this Agreement.

(b) Claims Initiated by Indemnitee. Notwithstanding any provision contained herein to the contrary, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee with respect to proceedings initiated or brought by Indemnitee against the Company or its directors, officers, employees or other Agents and not by way of defense or counterclaim, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement, provision in the Bylaws or Articles of Incorporation (or equivalent governing documents) of the Company or its Subsidiaries or applicable law, or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Disinterested Directors or where Indemnitee’s participation is required by applicable law. However, indemnification or advancement of Expenses may be provided by the Company in specific cases if the Company’s Board of Directors or a committee of Disinterested Directors determine it to be appropriate.

(c) Unauthorized Settlements. Notwithstanding any provision contained herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for any amounts paid in settlement of a Proceeding effected without the Company’s written consent. The Company shall not unreasonably withhold, condition or delay consent to any settlement proposed by Indemnitee.

9. Reliance as Safe Harbor; Actions of Others. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any of its Subsidiaries, including financial statements, or on information supplied to Indemnitee by officers of the Company or any of its Subsidiaries in the course of their duties, or on the advice of legal counsel or on information or records given or reports made to the Company or any of its Subsidiaries by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any of its Subsidiaries. The provisions of this Section 9 shall not be deemed exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. The knowledge and/or actions, or failure to act, of any other Agent shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10. Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Articles of Incorporation, Bylaws or other agreements or governing documents of the Company and its Subsidiaries, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an Agent, in any court in which a Proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Articles of Incorporation, Bylaws or other governing documents of the Company or any of its Subsidiaries, and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 12 hereof.

14. Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing by overnight delivery, courier or personal delivery, and shall be deemed to have been validly served, given or delivered upon actual delivery to the party or parties to be notified at the addresses set forth below (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

If to the Company:

Misonix, Inc.

1938 New Highway

Farmingdale, NY 11735

Attention: Stavros Vizirgianakis

Email: svizirgianakis@misonix.com

with a copy to (which shall not constitute notice):

Jones Day

3161 Michelson Drive, Suite 800

Irvine, CA 92612

Attn: Jonn R. Beeson

Email: jbeeson@jonesday.com

If to Indemnitee:

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16. Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

18. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Articles of Incorporation and Bylaws (or other governing documents) of the Company and its Subsidiaries, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

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IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

NEW MISONIX, Inc.

By:
Name:
Title:

INDEMNITEE

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